Exhibit 99.1

Astoria Financial Corporation Announces Decision by the U.S. Court of Appeals
for the Federal Circuit in The Long Island Savings Bank Supervisory Goodwill
Litigation

          LAKE SUCCESS, N.Y., Feb. 1 /PRNewswire-FirstCall/ -- Astoria Financial Corporation (NYSE: AF), (the “Company”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), the successor by merger in 1998 to Long Island Savings Bank, FSB (“LISB”), announced today that a three judge panel of the United States Court of Appeals for the Federal Circuit entered a decision in the case of The Long Island Savings Bank, FSB, and The Long Island Savings Bank of Centereach, FSB, v. United States, (2006-5029). The decision reverses the decisions of the United States Court of Federal Claims awarding Astoria Federal $435,755,000 in damages for breach of contract arising from the supervisory acquisition of Suffolk County Federal Savings and Loan Association (“Suffolk County Federal”) by LISB in August 1983. The appellate court held that, due to the actions of the former chief executive officer of LISB at the time of the acquisition of Suffolk County Federal, any contract claims against the government were forfeited.

          Commenting on the decision, Alan P. Eggleston, Executive Vice President and General Counsel of the Company and Astoria Federal stated, “We are obviously disappointed by the decision of the Court. We are currently reviewing the opinion and considering our alternatives.”

          Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $21.6 billion is the fifth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $13.2 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network covering twenty-six states, primarily the East Coast, and the District of Columbia, and through correspondent relationships covering forty-three states and the District of Columbia.

          Forward Looking Statements

          This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions.

          Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following: the timing and occurrence or non- occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.  We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

SOURCE  Astoria Financial Corporation
          -0-                                                            02/01/2007
          /CONTACT:  Peter J. Cunningham, First Vice President, Investor Relations, +1-516-327-7877, ir@astoriafederal.com/
          /Company News On-Call:  http://www.prnewswire.com/comp/104529.html /
          /Web site:  http://ir.astoriafederal.com
                            http://www.astoriafederal.com /
          (AF)